UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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RPC, Inc.

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RPC, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
TO THE HOLDERS OF THE COMMON STOCK:
PLEASE TAKE NOTICE that the 2021 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (“RPC” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 27, 2021, at 12:15 P.M., for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
1.
To elect the three Class II nominees identified in the attached Proxy Statement to the Board of Directors;

2.
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 15, 2021 is attached.
The Board of Directors has fixed the close of business on March 1, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
As permitted by the U.S. Securities and Exchange Commission rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about March 15, 2021, we mailed to our stockholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2021 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 27, 2021: The 2021 Proxy Statement and 2020 Annual Report to security holders are available at https://www.proxy-direct.com/geo-31978
Voting can be completed in one of four ways:
• Returning the Proxy Card by Mail	• Via Telephone at 1-800-337-3503
• Online at https://www.proxy-direct.com/geo-31978	• Attending the meeting to vote In Person
BY ORDER OF THE BOARD OF DIRECTORS
Ben M. Palmer
Corporate Secretary
Atlanta, Georgia
March 15, 2021
Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may vote your proxy by telephone or over the Internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

PROXY STATEMENT
We are furnishing the proxy materials to stockholders on or about March 15, 2021. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2021, Proxy Statement and the Annual Report are available at https://www.proxy-direct.com/geo-31978
The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 27, 2021 is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.
SOLICITATION OF AND POWER TO REVOKE PROXY
A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.
HOUSEHOLDING AND DELIVERY OF NOTICE OR PROXY MATERIALS
The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any stockholder at that address.
If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to the Company at 2801 Buford Highway NE, Suite 300, Atlanta, GA 30329 or by calling 404-321-2140. Eligible stockholders of record receiving multiple copies of the proxy material can request householding by contacting the Company in the same manner.
CAPITAL STOCK
The outstanding capital stock of the Company on March 1, 2021 consisted of 215,810,964 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2021, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected. The affirmative vote of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will have the effect of a vote against the proposal, while broker non-votes will have no effect on the proposal and will be disregarded.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 69 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors and for the ratification of the appointment of the Company’s independent registered public accounting firm.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The current executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on March 1, 2021, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:
Name and Address of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Outstanding Shares
Gary W. Rollins Non-Executive Chairman of the Board; Chairman and Chief Executive Officer, Rollins, Inc. 2170 Piedmont Road, NE Atlanta, Georgia	140,088,102(2)	64.9
Richard A. Hubbell President and Chief Executive Officer 2801 Buford Highway NE, Suite 300 Atlanta, Georgia	2,994,967(3)	1.4
Ben M. Palmer Vice President, Chief Financial Officer and Corporate Secretary 2801 Buford Highway NE, Suite 300 Atlanta, Georgia	779,915(4)	**
All Directors and Executive Officers as a group (9 persons)	148,841,175(5)	69.0

**
Less than one percent

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes the following shares of Company Common Stock: (a) 515,542 shares of the Company Common Stock held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power; (b) 84,675,924 shares held by LOR, Inc., a Georgia corporation (Mr. Gary W. Rollins is an officer and director of LOR, Inc. and has a 50 percent voting interest in it); (c) 11,292,525 shares held by RFT Investment Company, LLC, a Georgia limited liability company (LOR, Inc. is the manager of RFT Investment Company, LLC); (d) 101,510 shares held by LOR Investment Company, LLC, a Georgia limited liability company (LOR Investment Company, LLC is member managed, and LOR, Inc. holds a majority of all voting interests in LOR Investment Company, LLC); (e) 2,544,785 shares held by Rollins Holding Company, Inc. a Georgia corporation (Mr. Gary W. Rollins is an officer and director of Rollins Holding Company, Inc. and has a 50 percent voting interest in it); (f) 15,677,032 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC); (g) 889,242 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (h) 582,471 shares held by 1997 RRR Grandchildren’s Partnership, a Georgia general partnership, the partners of which are multiple trusts benefiting the grandchildren and more remote descendants of his deceased brother, Mr. R. Randall Rollins (Mr. Gary W. Rollins is a trustee of each such trust); (i) 4,815,173 shares held by WNEG Investments, L.P., a Georgia limited partnership (Mr. Gary W. Rollins is the sole member of the sole general partner of WNEG Investments,

L.P.); (j) 3,224,505 shares held by two revocable trusts established by Mr. Gary W. Rollins, as to each of which he is the sole trustee; (k) 10,231,540 shares held by seven trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his deceased brother, Mr. R. Randall Rollins; and (l) 335,422 shares held by the R. Randall Rollins 2012 Trust. Also includes 2,970 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Excludes 1,068,606 shares currently held by the Estate of R. Randall Rollins, which shares are expected to be transferred to the R. Randall Rollins 2012 Trust (the trustee of each of the Rollins Family Trusts and the R. Randall Rollins 2012 Trust is a corporation over which Mr. Rollins has the ability to assert control). Mr. Rollins is part of a control group holding Company securities, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.
(3)
Includes 320,000 shares of restricted stock awards for Company Common Stock.

(4)
Includes 211,800 shares of restricted stock awards for Company Common Stock.

(5)
Shares held in trusts as to which more than one officer and/or director are co-trustees or entities in which there is common ownership have been included only once. Includes 531,800 shares of restricted stock awards for Company Common Stock awarded and issued to the executive officers pursuant to the Company’s Stock Incentive Plans (SIP).

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, Messrs. Gary W. Rollins, Richard A. Hubbell and Harry J. Cynkus will be nominated to serve as Class II directors. The nominees for election at the 2021 Annual Meeting are now directors of the Company. The directors in each class serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”) that provide for the election of directors for staggered terms, with each director serving a three-year term. Mr. R. Randall Rollins, served as Chairman of the Board since inception of the Company in 1984 until his passing on August 17, 2020, in addition to serving as a Class I director. In addition, our former Lead Director, Mr. Henry B. Tippie, and former directors Messrs. Bill J. Dismuke and James B. Williams retired from the Board at or before the end of 2020. On August 25, 2020, Mr. Gary W. Rollins was appointed Non-Executive Chairman of the Board to succeed Mr. R. Randall Rollins. Also on August 25, 2020, the following directors were appointed to the Board: Mr. Jerry W. Nix as a Class I director and Mr. Harry J. Cynkus as a Class II director. Mr. Nix, appointed to fill the seat vacated upon the death of Mr. R. Randall Rollins, serves as the Lead Director and will stand for election in 2023 when the Class I directors are up for re-election. Additionally, on December 11, 2020, the Board of Directors appointed Ms. Susan R. Bell and Mr. Patrick J. Gunning as Directors effective January 1, 2021. Ms. Bell will stand for election by the stockholders in 2022 as a Class III Director, and Mr. Gunning will stand for election by the stockholders in 2023 as a Class I Director. Ms. Bell fills the board vacancy arising from the retirement of Bill J. Dismuke, and Mr. Gunning fills the board vacancy arising from the retirement of James B. Williams. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee to fill such vacancy.
Director Qualifications
As described in more detail below, we believe that each of our directors is well suited to serve on our Board of Directors for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that have combined to provide us with an excellent mix of experiences and viewpoints. The name and age of each of our directors and each of the nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 1, 2021 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director are set forth as follows:

Names of Directors	Principal Occupation(1)	Service as Director	Age	Shares of Common Stock(2)	Percent of Outstanding Shares
Names of Director Nominees
Class II (Current Term Expires 2021; New Term Will Expire 2024)
Gary W. Rollins(3)	Non-Executive Chairman of the Board of the Company; Chairman and Chief Executive Officer of Rollins, Inc.	1984 to date	76	140,088,102(4)	64.9
Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of Marine Products Corporation.	1987 to date	76	2,994,967(5)	1.4
Harry J. Cynkus	Vice Chairman, Trustee and Chair of the Resources and Finance Committee, Utica College Board of Trustees; Retired Chief Financial Officer of Rollins, Inc.	August 25, 2020 to date	71	10,010	**
Names of Directors Whose Terms Have Not Expired
Class III (Current Term Expires 2022)
Susan R. Bell	Retired Partner, Ernst & Young LLP; Board Member, National Center for Civil & Human Rights and International Women’s Forum, Georgia.	January 1. 2021 to date	58	5,500	**
Amy R. Kreisler(3)	Executive Director, The O. Wayne Rollins Foundation; Trustee, The Ma-Ran Foundation.	2016 to date	51	5,397,860(6)	2.5
Pamela R. Rollins(3)	Vice President, LOR Investment Company, LLC; Vice President, Rollins Holding Company, Inc.	2019 to date	64	4,563,607(7)	2.1
Class I (Current Term Expires 2023)
Jerry W. Nix	Lead Director of the Company; Retired Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company.	August 25, 2020 to date	75	—	**
Patrick J. Gunning	Chief Financial Officer, The Robert W. Woodruff Arts Center, Inc.; Retired Partner, Ernst & Young LLP.	January 1, 2021 to date	61	7,000	**

**
Less than one percent

(1)
Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) and in their respective biographies below for more than five years. All of the directors shown in the above table, with the exception of Amy R. Kreisler, are also directors of Marine Products Corporation (“Marine Products” or “MPC”) and, with the exception of Richard A. Hubbell and Amy R. Kreisler, are also directors of Rollins, Inc. (“Rollins”).

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
Amy R. Kreisler and Pamela R. Rollins are sisters and are nieces of Gary W. Rollins.

(4)
See information contained in footnote (2) to the table appearing in the Capital Stock section.

(5)
See information contained in footnote (3) to the table appearing in the Capital Stock section.

(6)
Includes the following shares of Company common stock: (a) 2,643,001 shares of Company Common Stock held in a charitable trust of which she is a co-trustee and the Executive Director; and (b) 387,631 shares held by the 2002 Amy R. Kreisler Trust, as to which she currently has the power to designate the members of the Investment Committee of the trustee. Excludes 1,587,523 shares of Company Common Stock held indirectly through two family limited partnerships of which Ms. Kreisler is a general partner. Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Kreisler is a co-trustee. Also excludes 1,068,606 shares held by the Estate of R. Randall Rollins, as to which Ms. Kreisler is a co-executor.

(7)
Includes the following shares of Company common stock: (a) 2,643,001 shares of Company Common Stock held in a charitable trust of which she is a co-trustee; and (b) 387,631 shares held by the 2002 Pamela R. Rollins Trust, as to which she currently has the power to designate the members of the Investment Committee of the trustee. Excludes 1,587,523 shares of Company Common Stock held indirectly through two family limited partnerships of which Ms. Rollins is a general partner. Excludes 1,171 shares held by the R. Randall Rollins Voting Trust U/A dated August 25, 1994, as to which Ms. Rollins is a co-trustee. Also excludes 1,068,606 shares held by the Estate of R. Randall Rollins, as to which Ms. Rollins is a co-executor.

Key Attributes, Experience and Skills of Directors and Director Nominees
Gary W. Rollins was elected a Director of RPC in 1984. Mr. Rollins has extensive knowledge of the Company’s business and industry. In August 2020, he was appointed as the Non-Executive Chairman of the Company and of Marine Products, and Chairman and CEO of Rollins. Mr. Rollins has been a Director of Marine Products since 2001 and a Director of Rollins since 1981.
Richard A. Hubbell was elected a Director of RPC in 1987. Mr. Hubbell has extensive knowledge of the Company’s business and industry serving over 36 years at the Company. He has served as the Chief Executive Officer of the Company since 2003. In addition, Mr. Hubbell serves as the President of the Company. Mr. Hubbell is also the President, Chief Executive Officer and a Director of Marine Products.
Amy R. Kreisler was appointed as a Director of RPC in 2016. She is a former attorney of the law firm Arnall Golden Gregory LLP. Ms. Kreisler is a Trustee on The Lovett School Board of Trustees and also serves on their Executive Committee. She is Trustee on the Skyland Trail Board of Trustees where she is also the Chairman of the Governance Committee. Additionally, she is Executive Director of The O. Wayne Rollins Foundation and The Ma-Ran Foundation. Ms. Kreisler brings extensive financial and investment experience to our Board of Directors.
Pamela R. Rollins was appointed as a Director of RPC in 2019. Ms. Rollins has also been a Director of Rollins since 2015 and Marine Products Corporation since 2017 and is Vice President of LOR Investment Company, LLC. Ms. Rollins is a Trustee of Young Harris College and The O. Wayne Rollins Foundation, a Trustee Emeritus of The Schenck School, a Board Member of The National Monuments Foundation and a former Board Member of The Lovett School. Ms. Rollins brings a distinct interest in a wide range of matters regarding social responsibility.
Harry J. Cynkus was appointed as a Director of RPC in August 2020. Mr. Cynkus is the former Senior Vice President, Chief Financial Officer and Treasurer of Rollins, holding various positions from 1998 to 2016. After beginning his career with Arthur Andersen & Co., he held financial positions with several companies including Tyco International, ARAMARK Services, Brach & Brock Confections and Mayer Electric Supply Co., Inc. Mr. Cynkus brings extensive financial and strategic experience to our Board of Directors.
Jerry W. Nix was appointed as a Director of RPC in August 2020. Mr. Nix is the former Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company. Prior to retiring in

March 2013, he served as Chief Financial Officer for over 13 years and served in various other capacities with Genuine Parts before that time, including Senior Vice President, Finance. Mr. Nix served as a director of Synovus Financial Corp until 2019. He currently serves on the following civic and non-profit boards: Young Harris College, Cobb County Chamber of Commerce, Cobb-Marietta Coliseum and Exhibit Hall Authority, John and Mary Franklin Foundation, and on the Executive Committee for the Atlanta Area Council, Boy Scouts of America. Mr. Nix brings extensive financial and operational experience to our Board of Directors.
Susan R. Bell was appointed as a Director of RPC in December 2020, effective January 1, 2021. Ms. Bell retired as a partner from Ernst & Young LLP (EY) in 2020 after a 36-year career in public accounting. At EY, she served as both an audit and advisory partner, led the Southeast Risk Advisory practice and served as Atlanta Office Managing Partner. Prior to EY, she was an audit partner at Arthur Andersen LLP. Ms. Bell serves on the boards of the non-profit National Center for Civil & Human Rights and IWF Georgia, an international women’s forum. Ms. Bell brings extensive risk management, financial and strategic experience to our Board of Directors.
Patrick J. Gunning was appointed as a Director of RPC in December 2020, effective January 1, 2021. He recently retired as a partner from EY after a 39-year career in public accounting. Mr. Gunning held multiple leadership roles at EY including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and Lead Audit Partner. He previously served as Partner and Assurance Division Leader with Arthur Andersen LLP through 2002, including serving as Lead Audit Partner. Mr. Gunning brings extensive financial and strategic experience to our Board of Directors.
Our Board of Directors recommends a vote “FOR” the Class II nominees listed above.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. During fiscal year 2020, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believe that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm for future fiscal years.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS COMMITTEES AND MEETINGS
Board Meetings
The Board of Directors met seven times during the fiscal year ended December 31, 2020. No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2020. R. Randall Rollins, the long-time Chairman of our Board of Directors, passed away on August 17, 2020. Board members are encouraged to attend the Company’s Annual Stockholders Meetings and all of the Board members were in attendance, either in person or telephonically, at last year’s meeting.
The Board of Directors has an Audit Committee, a Compensation Committee, a Diversity Committee and a Nominating and Governance Committee.

Below is a summary of our committee structure and membership information.
Committee Member	Audit Committee	Compensation Committee	Diversity Committee	Nominating & Governance Committee	Executive Committee
Gary W. Rollins(1)					Member
Jerry W. Nix(2)		Chair	Chair	Chair
Harry J. Cynkus(3)	Chair
Patrick J. Gunning(3)	Member	Member	Member	Member
Susan R. Bell (3)	Member
Richard A. Hubbell(4)					Member

(1)
Non-Executive Chairman of the Board

(2)
Lead Director, effective January 1, 2021

(3)
Financial Expert

(4)
President and Chief Executive Officer

Audit Committee
The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Harry J. Cynkus (Chairman), Patrick J. Gunning and Ms. Susan R. Bell, all of whom are independent as discussed below. For the year ended December 31, 2020, the Audit Committee was comprised of Messrs. Henry B. Tippie (Chairman), James B. Williams and Bill J. Dismuke, all of whom retired at or before the end of 2020. The Audit Committee held five meetings during the fiscal year ended December 31, 2020, including a meeting to review the Company’s Form 10-K for the year ended December 31, 2019. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent registered public accounting firm, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee Charter is available on the Company’s website at rpc.net under the Governance section.
Compensation Committee
The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Jerry W. Nix (Chairman) and Patrick J. Gunning, both of whom are independent as discussed below. For the year ended December 31, 2020 the Compensation Committee was comprised of Messrs. Henry B. Tippie (Chairman) and James B. Williams, both of whom retired before or at the end of 2020. It held three meetings during the fiscal year ended December 31, 2020. The function of the Compensation Committee is to set the base salary and performance-based incentive cash compensation of the executive officers. The Compensation Committee also administers the Company’s SIPs. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements”.
Diversity Committee
The Diversity Committee of the Board of Directors of the Company consists of Messrs. Jerry W. Nix (Chairman) and Patrick J. Gunning, both of whom are independent as discussed below. For the year ended December 31, 2020 the Diversity Committee was comprised of Messrs. Henry B. Tippie (Chairman) and

James B. Williams, both of whom retired at the end of 2020. It held one meeting during the fiscal year ended December 31, 2020. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.
Nominating and Governance Committee
The Nominating and Governance Committee of the Board of Directors of the Company consists of Messrs. Jerry W. Nix (Chairman) and Patrick J. Gunning, both of whom are independent, as discussed below. For the year ended December 31, 2020 the Nominating and Governance Committee was comprised of Messrs. Henry B. Tippie (Chairman) and James B. Williams, both of whom retired at the end of 2020. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:
•
to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•
upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance, including reviewing any related party transactions; and

•
to make recommendations to the Board of Directors regarding the agenda for the annual stockholders’ meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held three meetings during the fiscal year ended December 31, 2020. We are not required by law or by NYSE rules to have a nominating committee since we are a controlled corporation as described below under the heading “Director Independence and NYSE Requirements.” We established the Nominating and Governance Committee to promote responsible corporate governance practices, and we currently intend to maintain the Committee going forward.
Director Nominations
Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance — whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at rpc.net under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Bylaws, and stockholders are advised to carefully review these requirements to ensure that nominations comply with the Bylaws. The Committee will consider nominations from stockholders who satisfy these requirements.

The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 27, 2021 are currently serving on the Board of Directors.
Board Leadership
The Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer since 2003. Mr. R. Randall Rollins, the long-time Chairman of our Board passed away on August 17, 2020. Mr. Gary W. Rollins was appointed as the Non-Executive Chairman and chairs our Board meetings. Mr. Richard A. Hubbell is our President and Chief Executive Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company, while the President and Chief Executive Officer focuses on optimizing operational efficiencies.
Risk Oversight by Board of Directors
Our Board of Directors’ oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board, the Executive Committee and the Audit Committee.
Director Independence and NYSE Requirements
Controlled Company Exemption
The Company has elected to be treated as a “controlled company” as defined by NYSE Section 303A.00. This Section provides that a controlled company need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, this Section does not apply to the Company. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While the Company has a nominating and corporate governance committee and a compensation committee, it is not required to and does not comply with all of the provisions of Sections 303A.04 and 303A.05. The Company is a “controlled company” because a group that includes the Company’s Non-Executive Chairman, Mr. Gary W. Rollins, and certain companies under his control, possesses in excess of fifty percent of the Company’s voting power. This means that they have the ability to determine the outcome of the election of directors at the Company’s annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of the Company’s voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring the Company at a premium.
The Company’s Audit Committee is composed of three “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Exchange Act, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Compensation, Diversity and Nominating and Governance Committees are also “independent” directors. The independent directors of the Company are Messrs. Harry J. Cynkus, Jerry W. Nix, Patrick J. Gunning and Ms. Susan R. Bell.

Independence Guidelines
Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material. The Company’s Independence Guidelines are posted on the Company’s website at rpc.net under the Governance section and include categorical standards for determining independence in specific situations.
Audit Committee Charter
Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.
Nonmaterial Relationships
After reviewing all of the relationships between the independent directors and the Company, the Board of Directors determined that none of independent directors had any relationships not included within the categorical standards set forth in the Independence Guidelines and discussed above except as follows:
1.
Mr. Cynkus was employed by Rollins, from 1998 to 2016 and held several positions during that time including as Senior Vice President, Chief Financial Officer and Treasurer.

2.
Mr. Nix’s son was an employee of the Company through July 2020, but was not an executive officer of the Company.

3.
Ms. Bell and Mr. Gunning retired from Ernst & Young LLP (EY) as partners; EY provided various consultation services to the Company during 2020 related to income tax accounting and preparation, sales tax audit assistance and other technical accounting matters.

4.
Messrs. Cynkus, Nix, Gunning, and Ms. Bell also serve on the Boards of Rollins and Marine Products, of which Mr. Gary W. Rollins is a director and voting control over which is held by a control group of which Mr. Gary Rollins, Ms. Pamela Rollins and Ms. Amy Rollins Kreisler are a part.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.
The Company’s non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected to be the Lead Director in 2020 and presided over the executive session held during 2020. In addition, Mr. Jerry W. Nix was elected by the Board of Directors as the Lead Director, effective January 1, 2021and presides during these executive sessions.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in regularly scheduled executive sessions each year without management, and such meetings are currently required to occur at least twice annually.
At the Company’s website at rpc.net, under the Governance section you may access a copy of its Corporate Governance Guidelines, Audit Committee Charter, Code of Business Conduct, Code of Business

Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy, and Independence Guidelines.
Code of Business Conduct
The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at rpc.net under the Governance section.
Director Communications
The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Lead Director, any of the Board committees or the non-management directors as a group. Such communications should be addressed as follows:
Mr. Jerry W. Nix
c/o Internal Audit Department
RPC, Inc.
2801 Buford Highway NE, Suite 300
Atlanta, Georgia 30329
The above instructions for communications with the directors are also posted on our website at rpc.net under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Lead Director or the non-management directors will be forwarded directly to the appropriate addressee(s).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the directors named above who serve on the Company’s Compensation Committee are or have ever been an employee of the Company. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION
The following table sets forth compensation to the Company’s directors for services rendered as a director for the year ended December 31, 2020. Mr. Richard A. Hubbell, a director, is an employee of the Company. His compensation is set forth in the Summary Compensation Table under Executive Compensation. The directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Henry B. Tippie	146,500	—	—	146,500
James B. Williams	97,000	—	—	97,000
Bill J. Dismuke	72,500	—	—	72,500
Gary W. Rollins	92,500	—	—	92,500
Pamela R. Rollins	77,500	—	—	77,500
Amy R. Kreisler	77,500	—	—	77,500
Harry J. Cynkus(2)	37,500	—	—	37,500
Jerry W. Nix(2)	35,000	—	—	35,000

(1)
Directors are eligible for grants of stock awards under the Company’s SIP. No stock awards have been granted to the non-management directors under the SIP.

(2)
Messrs. Cynkus and Nix were appointed to the Board on August 25, 2020.

Directors that are our employees do not receive additional compensation for services rendered as a director.
Under compensation arrangements effective since January 1, 2019, non-management directors each received an annual retainer fee of $60,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000, and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each committee he chairs. Effective October 2020, the Non-Executive Chairman receives an annual retainer of $60,000 in addition to the director fees. All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:
•
For meetings of the Board of Directors, $2,500.

•
For meetings of the Compensation Committee, $2,000.

•
For meetings of the Diversity Committee, $1,500.

•
For meetings of the Nominating and Governance Committee, $1,500.

•
For meetings of the Audit Committee either in person or over the telephone, $2,500.

•
In addition, the Lead Director receives an additional $2,500 for preparing to conduct each quarterly Board Committee meeting.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.
In fulfilling its oversight responsibilities with respect to the year ended December 31, 2020, the Audit Committee:
•
Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020;

•
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the three years ended December 31, 2020;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2020;

•
Discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•
Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2020 and 2019 and for the three years ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and for filing with the SEC.
In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.
Submitted by the Audit Committee of the Board of Directors.
Harry J. Cynkus, Chairman
Susan R. Bell
Patrick J. Gunning

COMPENSATION DISCUSSION AND ANALYSIS
During the fiscal year ended December 31, 2020, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is currently composed of two of our non-management directors who do not participate in the Company’s compensation plans. The Committee determines the compensation and administers the performance-based incentive cash compensation plan for our executive officers. In addition, the Committee also administers SIPs for all employees.
The members of our Compensation Committee have extensive and varied experience with various public and private corporations — as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Jerry W. Nix, the Chairman of the Compensation Committee has served on the board of directors of five different publicly traded companies. Mr. Patrick J. Gunning has extensive leadership roles in regional offices and has been involved in setting executive compensation at various levels. Mr. Henry B. Tippie, who served as the Chairman of the Compensation Committee in 2020, served on the board of directors of twelve different publicly traded companies and was involved in setting executive compensation levels at all of these companies. Mr. James B. Williams, a member of the Compensation Committee in 2020, served on the board of directors of several different publicly traded companies and has similarly been involved in setting executive compensation levels at many of these companies.
The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.
The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.
The Role of Stockholder Say-on-Pay Votes
The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three years. At the Company’s Annual Meeting of Stockholders held in April 2020, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. The stockholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the stockholders’ recommendation. As a result, the next advisory vote on executive compensation will be held at the 2023 Annual Meeting of Stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive officers.
General Compensation Objectives and Guidelines
The Company is engaged in a highly competitive industry. The success of the Company depends on its ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.
The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders.
The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation. However, the Compensation Committee may from time to time solicit input from the Chairman when reviewing executive compensation.
The Company’s executive officers are also executive officers of Marine Products and receive compensation directly from Marine Products. The members of the Company’s Compensation Committee also constitute the Compensation Committee of Marine Products. In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both Marine Products and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at Marine Products is contained in its annual Proxy Statement filed with the SEC.
Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily comprised of base salary, performance-based incentive cash compensation and stock-based incentive compensation. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.
We believe a competitive base salary is important to attract, retain and motivate top executives. We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement. Finally, we believe stock-based incentives make executives “think like owners” and, therefore, align their interests with those of our stockholders.
The Company does not have any formal stock ownership requirements for its executive officers, but notes that a majority of its current directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock. The Company does not have any such policy applicable to its employees generally, other than the executive officers.
As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code limits the Company from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The only exception to this rule is for compensation (including performance-based compensation) that is paid pursuant to a binding contract in effect on November 2, 2017, that would otherwise have been deductible under the prior Section 162(m) rules. Going forward, the Compensation Committee will, as before, retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).
Our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12 months following publication of the misstated financials, if the non-compliance results from misconduct.
Base Salary
The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by Marine Products. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels. During 2020, in light of the difficult operating environment faced by the Company, the executive officers voluntarily reduced their annual base salaries by 25 percent to the following amounts, effective May 1, 2020: Mr. Richard A. Hubbell: $712,500 ($237,500 decrease); Mr. Ben M. Palmer: $337,500 ($112,500 decrease); and Mr. R. Randall Rollins: $637,500 ($212,500 decrease). Effective January 1, 2021, in light of the improved performance of the Company, the annual base salaries of the executive officers, with the exception of Mr. R. Randall Rollins, were restored. Mr. R. Randall Rollins, our long-time Chairman of the Board, passed away on August 17, 2020.
Performance-Based Incentive Cash Compensation
The Company implemented the Performance-Based Incentive Cash Compensation Plan (the “Management Incentive Plan”) for the executive officers in 2006. Under the Management Incentive Plan, the Compensation Committee establishes performance goals annually within ninety days after the commencement of the performance period to which such goals relate. Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.
In connection with the annual establishment of performance goals, the Compensation Committee sets a target award for each participant in the Management Incentive Plan for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year. If the participant’s performance goals are based upon a combination of performance measures, the Compensation Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to those performance measures. The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure utilizing the formula set out in the Management Incentive Plan. This formula provides for a performance value (“Performance Value”) which ranges from:
•
threshold performance level (with a Performance Value of 25 percent of the Target Award),

•
target performance level (with a Performance Value up to 100 percent of the Target Award), to

•
superior performance level (with a Performance Value up to 200 percent of the Target Award).

Subject to the limitations set forth below, a participant’s cash award amount for each year under the Management Incentive Plan equals the product of the Target Award multiplied by the Weighted Percentage assigned to each performance measure used for a participant, multiplied by the Performance Value attained for each performance measure, multiplied by base compensation. The Committee will determine the maximum cash award as a percentage of participants’ base compensation for each applicable year.
For 2020, the Compensation Committee established the target incentive award under the Management Incentive Plan for the Chief Executive Officer and for the other members of executive management at the amounts shown in the table below. The target awards that could be earned under the Management Incentive Plan for 2020 were the same as for the prior year.
Executive Officer	Target Award as a percentage of base salary
Richard A. Hubbell President and Chief Executive Officer	100%
Ben M. Palmer Vice President, Chief Financial Officer and Corporate Secretary	100%
R. Randall Rollins Former Chairman of the Board	100%

The maximum bonus award for each participant under the Plan for 2020 and prior years was established at 150 percent of such participant’s base salary. The performance criteria applicable to the participants under the Management Incentive Plan for 2020 were determined based solely on corporate performance. The Compensation Committee established corporate performance goals for 2020 under the Management Incentive Plan based on cash flow return on invested capital. Return on invested capital (“ROIC”) is a widely used financial performance measure that typically correlates with long-term change in stockholder value. The Company has used ROIC as the sole performance goal under the Management Incentive Plan for several years. ROIC is computed as the ratio of earnings before interest, taxes, depreciation and amortization to invested capital. Invested capital is generally equal to the aggregate of stockholders’ equity, accumulated depreciation and long-term liabilities. For 2020, the target performance goal established by the Company is in excess of the comparable historical average ROIC of our peers, is in excess of the Company’s weighted average cost of capital, and is an amount which the Company believes represents outstanding financial performance. Under the Management Incentive Plan for 2020, the Company was required to achieve at least 70 percent of the target performance goal for executive officers to be eligible for any bonus award. Bonus awards under the Management Incentive Plan are determined on a sliding scale between the threshold performance level and superior performance level, which correspond to 175 percent of the target performance goal. To be eligible for the bonus award under the Management Incentive Plan for 2020, the ROIC was required to be in excess of 12.6 percent up to a maximum of 31.5 percent. The Company has consistently followed the same method to compute ROIC, and the Compensation Committee has not exercised discretion to waive the performance goals based on difficult industry conditions or other factors. In light of the unique operational challenges faced by the oil and gas industry, the Compensation Committee approved supplemental financial performance measurement criteria for 2020 that used Free Cash Flow (FCF) defined as earnings before interest, taxes, depreciation and amortization minus maintenance capital expenditures. Under the FCF plan and related performance criteria, the target awards would range from 20 to 60 percent of the maximum bonus award under the ROIC plan. The bonus for 2020 was established to be the greater of the ROIC plan or the FCF plan performance award.
The Company operates in a cyclical business where financial performance is influenced by, among other things, changes in oil and natural gas prices. The Company did not achieve either the FCF or ROIC performance goals for 2020. In addition, ROIC generated by the Company in 2019 was less than the threshold amount therefore no bonuses were earned by executive officers in 2020 or 2019. The Company generated ROIC that resulted in 48 percent of the target award in 2018. The ROIC performance declined in 2020 and 2019 compared to 2018 due to an intensely competitive industry environment in 2020 caused by drastic declines in oilfield drilling and completions. This unprecedented disruption was caused by the substantial decline in global demand for oil caused by the COVID-19 pandemic as well as macroeconomic events such as the geopolitical tensions between the Organization of Petroleum Exporting Countries and Russia regarding limits on oil production.
Stock-Based Incentive Plans
Our SIP allows for a wide variety of stock-based awards such as stock options and restricted stock. In recent years, we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.
Awards under the Company’s SIP are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meeting of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2021, 2020 and 2019 as follows:
Name	2021	2020	2019
Richard A. Hubbell	100,000	100,000	75,000
Ben M. Palmer	67,000	67,000	50,000
R. Randall Rollins(1)	—	100,000	75,000

(1)
Pursuant to the terms of the restricted stock grants, all of the outstanding unvested restricted stock awarded to Mr. R. Randall Rollins vested immediately upon his death on August 17, 2020.

The amount of the aggregate stock-based awards to our executive officers in any given year is influenced by the Company’s overall performance. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives, in addition to the stock price around grant date. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue annual grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.
All of our restricted stock awards granted since 2004 have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested shares will be forfeited. In the event of death, or “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.
Grants are made under our SIP which is administered pursuant to Rule 16b-3 of the Exchange Act.
Employment Agreements
There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments.
Retirement Plans
The Company maintains a defined benefit pension plan (“Retirement Income Plan”) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees, and a 401(k) Plan for the benefit of all of our eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. During 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the Company’s nonqualified Supplemental Retirement Plan (“SRP”). The SRP is described in more detail under the caption “Nonqualified Deferred Compensation” on page 25.
Other Compensation
Other compensation to our executives includes typical employee benefits such as group medical, dental and vision coverage, and group life insurance. The Company provides an automobile (or an automobile allowance) to Messrs. Richard A. Hubbell and Ben M. Palmer.
The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.
Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors.
Jerry W. Nix, Chairman
Patrick J. Gunning
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.
Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2020, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied except the following: On September 24, 2020, Mr. Jerry W. Nix filed a Form 3 after its due date with respect to any beneficial ownership of RPC shares.

EXECUTIVE COMPENSATION
Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2020, 2019 and 2018 of the following:
•
our Principal Executive Officer and Principal Financial Officer; and

•
pursuant to SEC rules, Mr. Rollins who was not serving as an executive officer at December 31, 2020:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard A. Hubbell President and Chief Executive Officer	2020	791,667	459,000	—	7,322	17,570	1,275,559
	2019	950,000	854,250	—	7,607	18,900	1,830,757
	2018	950,000	1,130,850	456,000	—	30,670	2,567,520
Ben M. Palmer Vice President, Chief Financial Officer and Corporate Secretary	2020	375,000	307,530	—	—	23,050	705,580
	2019	450,000	569,500	—	19,567	23,550	1,062,617
	2018	450,000	753,900	216,000	—	20,990	1,440,890
R. Randall Rollins Former Chairman of the Board	2020	471,686	459,000	—	—	—	930,686
	2019	850,000	854,250	—	—	—	1,704,250
	2018	850,000	1,130,850	408,000	—	—	2,388,850

(1)
Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. See Note 13 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2020 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures.

(2)
Bonuses under the Management Incentive Plan are accrued in the fiscal year earned and paid in the following fiscal year.

(3)
The actuarial present value of the executive officers’ accumulated benefit under the defined benefit plan decreased as follows: In 2020, Messrs. Ben M. Palmer — $(105,382), and R. Randall Rollins — $(403,983); in 2019, Mr. R, Randall Rollins — $(53,635); in 2018, Messrs. Richard A. Hubbell $(35,453), Ben M. Palmer $(7,712) and R. Randall Rollins: $(165,595). Decreases represent impact of the change in discount rate or lump-sum payments as no additional benefits are being accrued.

(4)
All other compensation for 2020 includes the following items for:

Mr. Richard A. Hubbell:	Insurance on automobile provided by the Company, cost of dining club dues, cost of gasoline for personal automobile and 401(k) Plan Company match of $12,825 in the aggregate.
Mr. Ben M. Palmer:	Automobile allowance, cost of gasoline for personal automobile and 401(k) Plan Company match of $12,825 in the aggregate.
Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd — Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Richard A. Hubbell. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result.
Median Employee total annual compensation	$77,508
Mr. Richard A. Hubbell (PEO) total annual compensation	$1,262,734
Ratio of PEO to Median Employee Compensation	16.3:1
The Company has re-identified the median employee as of December 31, 2020 due to the significant reduction in workforce that was caused by the substantial decline in global demand for oil caused by the COVID-19 pandemic as well as other macroeconomic events. The compensation disclosed above represents the total annual compensation of the median employee for the year ended December 31, 2020. Employees from our foreign subsidiaries in North America and Asia, both of which combined were less than 5 percent of our total employees, were excluded, as permitted by SEC rules, under “de minimis” exception. Employees on leave of absence were also excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2020 (other than seasonal or temporary employees). The median employee’s compensation was selected from the annualized list. For simplicity, the value of the Company’s 401(k) Plan and medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits. As of December 31, 2020, the Company employed 2,005 persons of which 52 were employed in Canada, China and Mexico.
The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.
GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard A. Hubbell	1/28/2020	237,500	950,000	1,425,000	100,000	459,000
Ben M. Palmer	1/28/2020	112,500	450,000	675,000	67,0000	307,530
R. Randall Rollins(3)	1/28/2020	212,500	850,000	1,275,000	100,000	459,000

(1)
These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2020. See Summary Compensation Table on page 20 for actual amounts awarded in 2020.

(2)
These amounts represent aggregate grant date fair value for grants of restricted shares of Common Stock awarded in fiscal year 2020 under the SIP computed in accordance with ASC Topic 718. Please refer to Note 13 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2020 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)
Pursuant to the terms of the restricted stock grants, all of the outstanding unvested restricted stock awarded to Mr. R. Randall Rollins vested immediately upon his death on August 17, 2020.

The table above reflects grants of restricted shares of Company Common Stock under the SIP awarded in fiscal year 2020. All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, change in control or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options since 2003 and have no immediate plans to issue additional stock options.

There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of severance or compensation, including incentive or bonus payments, to the executive officer. The existing compensation and benefits received by the Company’s Chief Executive Officer and the other executive officers are based on oral, at will arrangements. The executive officers are eligible for annual cash bonuses which are awarded under the Management Incentive Plan. The Compensation Committee’s decisions are based upon broad performance objectives under that plan.
The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted shares of Company Common Stock under the Company’s SIPs in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s SRP. The executive officers are eligible to participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage, vision and other group benefit plans. All of the executive officers are eligible for the Retirement Income Plan although benefit accruals were frozen in 2002. For more information on these plans, see “Compensation Discussion and Analysis” on page 14, and “Benefit Plans” on page 24.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock outstanding at December 31, 2020 that were granted in prior years to the executives, but have not yet vested, together with the market value of these unvested shares based on the $3.15 closing price of our Common Stock on December 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard A. Hubbell	—	—	—	—	283,000(1)	891,450
Ben M. Palmer	—	—	—	—	184,200(1)	580,230
R. Randall Rollins(2)	—	—	—	—	—	—

(1)
The Company has granted employees time lapse restricted shares that vest one-fifth per year beginning on the second anniversary of the grant date. Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2020 are summarized in the table that follows:

Name	Number of shares	Grant date	Date fully vested
Richard A. Hubbell	15,000	1/27/2015	1/27/2021
	30,000	1/26/2016	1/26/2022
	27,000	1/24/2017	1/24/2023
	36,000	1/23/2018	1/23/2024
	75,000	1/22/2019	1/22/2025
	100,000	1/28/2020	1/28/2026
Ben M. Palmer	9,000	1/27/2015	1/27/2021
	18,000	1/26/2016	1/26/2022
	16.200	1/24/2017	1/24/2023
	24,000	1/23/2018	1/23/2024
	50,000	1/22/2019	1/22/2025
	67,000	1/28/2020	1/28/2026

(2)
Pursuant to the terms of the restricted stock grants, all of the outstanding unvested restricted stock awarded to Mr. R. Randall Rollins vested immediately upon his death on August 17, 2020.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth:
•
the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2020;

•
the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

•
the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2020; and

•
the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hubbell	—	—	59,250	265,400
Ben M. Palmer	—	—	36,150	162,290
R. Randall Rollins(1)	—	—	342,250	1,245,080

(1)
Pursuant to the terms of the restricted stock grants, all of the outstanding unvested restricted stock awarded to Mr. R. Randall Rollins vested immediately upon his death in August 2020.

BENEFIT PLANS
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard A. Hubbell	Retirement Income Plan	15	418,895	42,314
Ben M. Palmer	Retirement Income Plan	4	—	113,637
R. Randall Rollins	Retirement Income Plan	30	1,423,705	261,571
The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon normal retirement at age 65, to eligible employees. The Plan provides reduced early retirement benefits at age 59 1∕2, or 55 or older with 15 or more years of service. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and the IRS mandated compensation limitations.
Mr. Hubbell is voluntarily receiving distributions from the plan even though he has not retired from the Company. The amount of distributions received during 2020 has been disclosed in the table above and is not subject to change after retirement. In October 2020, the Company amended the Retirement Income Plan to add a limited lump-sum payment window for vested terminated participants who had terminated employment before July 1, 2020 and for active employees who reached age 59 1∕2 by December 1, 2020, with a vested balance. Mr. Palmer elected to receive his vested balance immediately as a lump-sum.
Mr. Rollins’ spouse is receiving distributions from the plan after his death pursuant to his election of survivor annuity benefit.
401(k) Plan
Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of 100 percent for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan for the first three percent of his or her annual compensation and fifty cents ($0.50) for each dollar ($1.00) for the next three percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. During the course of employment, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 1∕2. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 20.
NONQUALIFIED DEFERRED COMPENSATION
The SRP has been established as a nonqualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing the Retirement Income Plan benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate balance at Last FYE ($)
Richard A. Hubbell	—	—	64,196	—	516,680
Ben M. Palmer	30,000	—	114,145	—	1,087,489
R. Randall Rollins	—	—	—	—	—

(1)
Includes $30,000 of the base salary for 2020 disclosed in the Summary Compensation Table, which have been deferred by the executive officer pursuant to the SRP. The remaining deferral amounts, if any, represent deferrals of bonus compensation that was paid in 2020.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP.
Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”).

However, for any deferrals of base salary and bonus compensation (but not Company contributions), participants are entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee.
In accordance with the terms of the defined benefit plan, the executive officers are not entitled to additional benefits at death or disability. The amounts payable at retirement are disclosed in the “Benefit Plans” section on page 24. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 25. The table below reflects the incremental restricted shares and their values that would become vested as of December 31, 2020 using the closing market price of $3.15 per share for our Common Stock, as of that date, in the case of retirement, disability, death or change in control.
	Stock Awards
Name	Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Richard A. Hubbell
• Retirement	42,125	132,690
• Disability	78,624	247,670
• Death	283,000	891.450
• Change in control	283,000	891,450
Ben M. Palmer
• Retirement	—	—
• Disability	49,630	156,330
• Death	184,200	580,230
• Change in control	184,200	580,230
Accrued Pay and Regular Retirement Benefits
The amounts shown in the preceding table do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•
Accrued salary and vacation pay.

•
Distributions of plan balances under the 401(k) Plan.

Pension Benefit and Deferred Compensation
Retirement Income Plan benefits currently payable to the executive officers are disclosed under the “Benefit Plans” section on page 24. Upon termination, the executive officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the “Nonqualified Deferred Compensation” section on page 25.
Change in Control or Severance.   The Company does not have any severance for its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested time-lapse restricted stock shall immediately vest.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Effective with the spin-off in 2001, the Company began providing certain administrative services to Marine Products. The service agreements between Marine Products and the Company provide for the provision of services on a cost reimbursement basis and may be terminated upon six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from the Company (or from corporations which are subsidiaries of the Company) for such services aggregated approximately $846,000 in 2020.
RPC and Marine Products own 50 percent each of a limited liability company called 255 RC, LLC that was created for the joint purchase and ownership of a corporate aircraft. Each of RPC and Marine Products is currently a party to an operating lease agreement with 255 RC, LLC for a period of five years. During 2020, RPC recorded certain net operating costs comprised of rent and an allocable share of fixed costs of approximately $200,000 for the corporate aircraft.
During 2020, a subsidiary of RPC conducted business with companies owned by LOR, Inc. Mr. Gary W. Rollins, Non-Executive Chairman, is an officer, director and controlling stockholder of LOR, Inc. In 2020, payments totaling approximately $1,030,000 were made to these LOR, Inc. companies primarily for the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. RPC believes the charges incurred are at least as favorable as the charges that would have been incurred for similar purchases from unaffiliated third parties.
RPC receives certain administrative services including an allocation for office space from Rollins. The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated approximately $104,000 in 2020.
A group that includes the Company’s Non-Executive Chairman of the Board, Mr. Gary W. Rollins and certain companies under his control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of Marine Products’ voting power.
Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Governance Committee. As set forth in our Code, our Nominating and Governance Committee has the responsibility to ensure that it only approves or ratifies related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available on our website at.rpc.net under the Governance section. All related party transactions for the fiscal year ended December 31, 2020 were reviewed, approved and/or ratified by the Nominating and Governance Committee in accordance with the Code.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Auditor
Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.
The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Grant Thornton has served as the Company’s independent registered public accounting firm for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:
	2020	2019
Audit fees and quarterly reviews(1)	$1,124,840	$1,073,580
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

Pre-approval of Services
All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the fiscal year ended December 31, 2020 was attributable to work performed by full-time, permanent employees of the principal accountant.
The Audit Committee is directly responsible for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.
STOCKHOLDER PROPOSALS
Appropriate proposals of stockholders intended to be presented at the Company’s 2022 Annual Meeting of Stockholders must be received by the Company by November 15, 2021 in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act, in the proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 27, 2022, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2022 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article Twenty-Seventh of the Bylaws must prepare a written notice regarding such proposal addressed to The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and deliver to or mailed and received by no later than January 27, 2022 and no earlier than December 18, 2021. Stockholders should consult the Bylaws for other specific requirements related to such notice and proposed business.
With respect to stockholder nomination of directors, the Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: The Corporate Secretary, RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Bylaws. Notices of nominations must be received by the Corporate Secretary of the Company no later than January 27, 2022 and no earlier than December 18, 2021, with respect to directors to be elected at the 2022 Annual Meeting of Stockholders.
EXPENSES OF SOLICITATION
The Company will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $36,000 including shipping expenses.
ANNUAL REPORT
The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, without exhibits, is being provided to stockholders with this Proxy Statement. The Annual Report is not considered proxy-soliciting material.
FORM 10-K
Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2021 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2020. Requests for a copy of such Annual Report on Form 10-K should be addressed to Mr. Ben M. Palmer, Corporate Secretary, at RPC, Inc., 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329.
OTHER MATTERS
Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.
BY ORDER OF THE BOARD OF DIRECTORS
Ben M. Palmer
Corporate Secretary
Atlanta, Georgia
March 15, 2021

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RPC, INC.
2170 Piedmont Road, NE,
Atlanta, GA 30324
April 27, 2021
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RPC
An Oil & Gas Services Company

RPC, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RPC, INC. The undersigned hereby constitutes and appoints GARY W. ROLLINS and RICHARD A. HUBBELL, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 2021, at 12:15 p.m. (local time), at 2170 Piedmont Road, NE, Atlanta, GA 30324, or any adjournment of the meeting.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 15, 2021, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.

This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2. The votes entitled to be cast by the Proxy holder will be cast at the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

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PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

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EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the RPC, INC. Annual Meeting of Stockholders to Be Held on April 27, 2021.
The 2020 Annual Report and 2021 Proxy Statement are available at:
https://www.proxy-direct.com/geo-31978

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD.
PROXIES RECEIVED BY APRIL 26, 2021, WILL BE COUNTED.

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A **Proposals** THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1 AND 2.

1. To elect three Class II Nominees (term expiring 2024) to the Board of Directors:

01. Gary W. Rollins 02. Richard A. Hubbell 03. Harry J. Cynkus

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

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FOR ☐ AGAINST ☐ ABSTAIN ☐

Non-Voting Item I plan to attend the Annual Meeting YES ☐ NO ☐

B **Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below**

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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